As filed with the U.S. Securities and Exchange Commission on March 8, 2018

Registration No. 333-143296

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

FIRST UNITED CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-1380770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of Principal Executive Offices)

First United Corporation Omnibus Equity Compensation Plan

(Full title of the plan)

___________________________

Carissa L. Rodeheaver

Chairman, President and Chief Executive Officer

First United Corporation

19 South Second Street, Oakland, Maryland 21550

(Name and address of agent for service)

(888) 692-2654

(Telephone number, including area code, of agent for service)

___________________________

Copies to:

Andrew Bulgin, Esquire

Gordon Feinblatt LLC

The Garrett Building

233 East Redwood Street

Baltimore, Maryland 21202

(410) 576-4280

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to First United Corporation’s Registration Statement on Form S-8 (File No. 333-143296) is being filed in accordance with the undertaking made by First United Corporation in such Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering that is the subject thereof. The Registration Statement relates to shares of common stock, par value $.01 per share, of First United Corporation to be issued under the First United Corporation Omnibus Equity Compensation Plan (the “Plan”). The Plan expired by its terms and no awards remain outstanding thereunder. Accordingly, the offering of shares pursuant to the Plan has terminated. At the time of such termination, 45,373 shares of common stock covered by the Registration Statement remained unsold. By this Post-Effective Amendment No. 1, First United Corporation removes such shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of Maryland, on this 7th day of March, 2018.

FIRST UNITED CORPORATION:

By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Chairman, President & CEO
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 7, 2018.

/s/ John F. Barr	/s/ Brian R. Boal
John F. Barr – Director	Brian R. Boal - Director

/s/ M. Kathryn Burkey	/s/ Robert W. Kurtz
M. Kathryn Burkey - Director	Robert W. Kurtz - Director

/s/ John W. McCullough	/s/ Elaine L. McDonald
John W. McCullough – Director	Elaine L. McDonald – Director

/s/ Carissa L. Rodeheaver	/s/ Gary R. Ruddell
Carissa L. Rodeheaver – Director, President	Gary R. Ruddell - Director
and Chief Executive Officer
(Principal Executive Officer)

/s/ I. Robert Rudy	/s/ Marisa A. Shockley
I. Robert Rudy - Director	Marisa A. Shockley - Director

/s/ Robert G. Stuck	/s/s H. Andrew Walls, III
Robert G. Stuck – Director	H. Andrew Walls, III - Director

/s/ Tonya K. Sturm
Tonya K. Sturm – Senior Vice President
and Chief Financial Officer
(Principal Accounting Officer)